Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong First Quarter Results:

•                  Net sales up 26.3%.

•                  Adjusted EBITDA up 51.1%.

•                  As reported EPS from continuing operations of $0.48 vs. $(0.05).

•                  As adjusted EPS from continuing operations of $0.47 vs. $(0.02).

Princeton, New Jersey; April 29, 2010 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the first quarter of 2010.

Commenting on Rockwood’s performance, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “When we announced our 2009 results in February, we made the following comments:

•                  Rockwood’s first quarter 2010 sales would rebound significantly from the levels of the first quarter of last year.

•                  Rockwood has significant profit potential in an upturn in economic activity.

•                  Rockwood has the potential to deliver Adjusted EBITDA margins approaching 20 percent when sales improve.

“Our strong first quarter results confirm all three statements. Our net sales are up 26.3 percent, and our Adjusted EBITDA improved by 51.1 percent compared to the first quarter of last year.  More importantly, our Adjusted EBITDA margins were 19.8 percent, one of the highest we have achieved since becoming a public company. In addition, we generated $35.6 million of free cash in the first quarter.

“These results, once again, demonstrate the strength of Rockwood’s diverse portfolio of specialty businesses.  Our inorganic raw material costs remain stable, and we continue to benefit from our disciplined approach to pricing and rigorous cost control. In addition, all of our segments increased their sales and profits in the first quarter of 2010 versus the same period last year.”

The highlights from continuing operations for the first quarter ended March 31, 2010 are as follows:

•             Net sales were $833.9 million, up 26.3% compared to $660.0 million for the same period in the prior year.

•             Adjusted EBITDA was $165.0 million, up 51.1% compared to $109.2 million for the same period in the prior year.

•             On a constant-currency basis, net sales were up 20.0% and Adjusted EBITDA was up 43.4%.

•             Net income attributable to Rockwood Holdings, Inc. for the first quarter of 2010 was $36.9 million, including income of $0.9 million related to after-tax net special items. Net loss attributable to Rockwood Holdings, Inc. for the first quarter of 2009 was $(3.8) million, including after-tax net special charges of $2.0 million.

•             Diluted earnings per share for the first quarter of 2010 were $0.48, including income of $0.01 related to after-tax net special items. Excluding net special items, diluted earnings per share were $0.47 in the first quarter of 2010. Diluted loss per share for the first quarter of 2009 was $(0.05), including after-tax net special charges of $0.03. Excluding net special charges, diluted loss per share was $(0.02) in the first quarter of 2009.

Commenting on the outlook, Mr. Ghasemi said, “Although we are experiencing levels of business activity which are healthier than last year, it is difficult to assess the impact that replenishment of our customer inventories is having on sales. So we remain cautious about the level of business activity for the rest of the year. However, with our diverse portfolio of specialty businesses, our stable inorganic raw material base, our pricing discipline and continued focus on controlling costs, we expect to maintain strong profit margins as we move forward. We will, as always, remain focused on organic growth, generating cash and improving our leverage ratio.”

First quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 28.5% and 46.7%, respectively.

•                  In our Fine Chemicals business, higher volumes of lithium products and metal sulfide applications were partially offset by lower selling prices of potash and lithium carbonate.

•                  In our Surface Treatment business, higher volumes in all markets, particularly in automotive and coil/cold forming applications and lower raw material costs had a favorable impact on our results.

•                  Performance Additives:  Net sales and Adjusted EBITDA increased 14.1% and 43.2%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes of oilfield and coatings and inks applications in our Clay-based Additives business and higher volumes primarily of coatings application products in our Color Pigments and Services business.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 30.3% and 42.8%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in most applications.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 41.9% and 107.9%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in all applications, particularly medical, electronics and mechanical systems.

•                  Adjusted EBITDA was also favorably impacted by productivity improvements.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA increased 17.0% and 16.7%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in most applications, including wire and cable and consumer/industrial applications.

•                  Corporate and other:   Corporate costs increased in the first quarter of 2010 primarily due to higher incentive compensation-related costs.

Other Items:

•                  Restructuring and other severance costs of $2.2 million were recorded in the first quarter of 2010 primarily in our Color Pigments and Services business.

•                  Interest expense, net decreased $7.5 million in the first quarter of 2010 compared to the same period in the prior year. The first quarter of 2010 included non-cash gains of $2.1 million and the first quarter of 2009 included non-cash losses of $9.6 million, representing the movement in the mark-to-market valuation of our interest rate hedges. Excluding the impact of these gains and losses, interest expense, net increased $4.2 million primarily due to higher interest rates related to the amendment of our senior secured credit facility in June 2009, partially offset by the termination of interest rate swaps in November 2009 and debt repayments.

•                  Income taxes. The effective tax rate for the first quarter of 2010 was 32.3% and was favorably impacted by lower domestic tax losses for which we receive no tax benefit due to a valuation allowance.

•                  Free cash flow was an inflow of $35.6 million for the first quarter of 2010. This amount consisted of net cash provided by operating activities of $64.7 million plus special items and other, net of $6.0 million, less capital expenditures, net of $35.1 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,121.1 million as of March 31, 2010 compared to $2,227.8 million as of December 31, 2009.  The decrease in net debt was primarily due to the cash flow generated from operations in the first quarter of 2010.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the first quarter ended March 31, 2010 on Thursday, April 29, 2010 at 11:00 am Daylight Savings Time.  The dial-in number to access the conference call in the U.S. is (800) 398-9367 and the international dial-in number is (612) 332-0228. No access code is needed for either call.  A replay of the conference call will be available through June 16, 2010 at (800) 475-6701 in the U.S., access code: 150483, and internationally at (320) 365-3844, access code: 150483.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income (loss)/diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income (loss) attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

###

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2009 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended
	March 31,
	2010	2009
Net sales	$833.9	$660.0
Cost of products sold	567.2	477.9
Gross profit	266.7	182.1

Selling, general and administrative expenses	169.3	145.1
Restructuring and other severance costs	2.2	7.8
Loss on sale of assets and other	—	0.1
Operating income	95.2	29.1

Other expenses, net:
Interest expense, net (a)	(41.8)	(49.3)
Gain on early extinguishment of debt	—	2.2
Foreign exchange gain (loss), net	0.3	(5.6)
Other, net	0.5	0.1
Other expenses, net	(41.0)	(52.6)

Income (loss) from continuing operations before taxes	54.2	(23.5)
Income tax provision (benefit)	17.5	(16.7)
Income (loss) from continuing operations	36.7	(6.8)
Income from discontinued operations, net of tax	—	2.3
Net income (loss)	36.7	(4.5)
Net loss attributable to noncontrolling interest	0.2	3.0
Net income (loss) attributable to Rockwood Holdings, Inc.	$36.9	$(1.5)

Amounts attributable to Rockwood Holdings, Inc.:
Income (loss) from continuing operations	$36.9	$(3.8)
Income from discontinued operations	—	2.3
Net income (loss)	$36.9	$(1.5)

Basic earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.50	$(0.05)
Earnings from discontinued operations	—	0.03
Basic earnings (loss) per share	$0.50	$(0.02)

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.48	$(0.05)
Earnings from discontinued operations	—	0.03
Diluted earnings (loss) per share	$0.48	$(0.02)

Weighted average number of basic shares outstanding	74,297	74,064
Weighted average number of diluted shares outstanding	77,058	74,064

(a) Interest expense, net includes:
Interest expense on debt, net	$(42.3)	$(37.3)
Mark-to-market gains (losses) on interest rate swaps	2.1	(9.6)
Deferred financing costs	(1.6)	(2.4)
Total	$(41.8)	$(49.3)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$309.6	$300.5
Accounts receivable, net	496.1	450.4
Inventories	510.9	517.0
Deferred income taxes	13.7	12.5
Prepaid expenses and other current assets	64.3	66.5
Total current assets	1,394.6	1,346.9
Property, plant and equipment, net	1,612.4	1,702.5
Goodwill	886.7	939.2
Other intangible assets, net	656.4	704.7
Deferred debt issuance costs, net of accumulated amortization of $11.9 and $10.8, respectively	23.4	26.0
Deferred income taxes	23.2	24.9
Other assets	37.6	37.5
Total assets	$4,634.3	$4,781.7
LIABILITIES
Current liabilities:
Accounts payable	$215.5	$237.3
Income taxes payable	13.8	11.5
Accrued compensation	89.3	77.7
Accrued expenses and other current liabilities	168.2	156.9
Deferred income taxes	2.4	2.6
Long-term debt, current portion	77.9	94.2
Total current liabilities	567.1	580.2
Long-term debt	2,352.8	2,434.1
Pension and related liabilities	389.6	410.1
Deferred income taxes	72.5	69.1
Other liabilities	138.2	145.9
Total liabilities	3,520.2	3,639.4
Restricted stock units	2.8	1.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,581 shares issued and 74,487 shares outstanding at March 31, 2010; 400,000 shares authorized, 74,259 shares issued and 74,165 shares outstanding at December 31, 2009)	0.7	0.7
Paid-in capital	1,175.0	1,169.2
Accumulated other comprehensive income	139.7	204.5
Accumulated deficit	(485.3)	(522.2)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	828.7	850.8
Noncontrolling interest	282.6	290.0
Total equity	1,111.3	1,140.8
Total liabilities and equity	$4,634.3	$4,781.7

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Three months ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$36.7	$(4.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(2.3)
Depreciation and amortization	66.9	68.1
Deferred financing costs amortization	1.6	2.4
Gain on early extinguishment of debt	—	(2.2)
Foreign exchange (gain) loss, net	(0.3)	5.6
Fair value adjustment of derivatives	(2.1)	9.6
Bad debt provision	(0.4)	—
Stock-based compensation	2.6	0.8
Deferred income taxes	5.3	(22.5)
Restructuring and other	1.8	0.1
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(62.8)	22.2
Inventories	(12.8)	15.7
Prepaid expenses and other assets	(1.9)	9.7
Accounts payable	(4.8)	(37.2)
Income taxes payable	3.3	(0.5)
Accrued expenses and other liabilities	31.6	(15.2)
Net cash provided by operating activities	64.7	49.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash acquired	(1.2)	(0.7)
Capital expenditures, excluding capital leases	(35.2)	(44.3)
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	—	(1.3)
Proceeds on sale of assets	0.1	2.1
Net cash used in investing activities of continuing operations	(36.3)	(44.2)
Net cash used in investing activities of discontinued operations	—	(0.4)
Net cash used in investing activities	(36.3)	(44.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	4.4	—
Prepayment of 2014 Notes	—	(11.9)
Repayment of Titanium Dioxide Pigments revolving credit facility	(14.3)	—
Prepayment of senior secured debt	—	(102.3)
Repayment of senior secured debt	(12.9)	(29.8)
Payments on other long-term debt	(1.1)	(2.6)
Loan from Viance noncontrolling shareholder	—	2.0
Deferred financing costs	(0.3)	—
Net cash used in financing activities	(24.2)	(144.6)
Effect of exchange rate changes on cash and cash equivalents	4.9	(2.2)
Net increase (decrease) in cash and cash equivalents	9.1	(141.6)
Cash and cash equivalents, beginning of period	300.5	468.7
Cash and cash equivalents, end of period	$309.6	$327.1

Supplemental disclosures of cash flow information:
Interest paid	$31.8	$25.9
Income taxes paid, net of refunds	8.8	6.0
Non-cash investing activities:
Acquisition of capital equipment	8.2	8.1

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Three Months Ended
	March 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$289.6	$225.3	28.5%
Performance Additives	177.2	155.3	14.1
Titanium Dioxide Pigments	181.1	139.0	30.3
Advanced Ceramics	124.7	87.9	41.9
Specialty Compounds	59.8	51.1	17.0
Corporate and other	1.5	1.4	7.1
Total	$833.9	$660.0	26.3%

Adjusted EBITDA

	Three Months Ended
	March 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$73.8	$50.3	46.7%
Performance Additives	29.5	20.6	43.2
Titanium Dioxide Pigments	30.7	21.5	42.8
Advanced Ceramics	37.0	17.8	107.9
Specialty Compounds	9.1	7.8	16.7
Corporate and other	(15.1)	(8.8)	(71.6)
Total Adjusted EBITDA	$165.0	$109.2	51.1%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	March 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$289.6	$225.3	$64.3	28.5%
Performance Additives	177.2	155.3	21.9	14.1
Titanium Dioxide Pigments	181.1	139.0	42.1	30.3
Advanced Ceramics	124.7	87.9	36.8	41.9
Specialty Compounds	59.8	51.1	8.7	17.0
Corporate and other	1.5	1.4	0.1	7.1
Total	$833.9	$660.0	$173.9	26.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$17.3	$47.0	20.9%
Performance Additives	5.3	16.6	10.7
Titanium Dioxide Pigments	10.2	31.9	22.9
Advanced Ceramics	6.6	30.2	34.4
Specialty Compounds	2.3	6.4	12.5
Corporate and other	0.1	—	—
Total	$41.8	$132.1	20.0%

	Three Months Ended
	March 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$73.8	$50.3	$23.5	46.7%
Performance Additives	29.5	20.6	8.9	43.2
Titanium Dioxide Pigments	30.7	21.5	9.2	42.8
Advanced Ceramics	37.0	17.8	19.2	107.9
Specialty Compounds	9.1	7.8	1.3	16.7
Corporate and other	(15.1)	(8.8)	(6.3)	(71.6)
Total Adjusted EBITDA	$165.0	$109.2	$55.8	51.1%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$3.6	$19.9	39.6%
Performance Additives	0.8	8.1	39.3
Titanium Dioxide Pigments	1.7	7.5	34.9
Advanced Ceramics	2.2	17.0	95.5
Specialty Compounds	0.3	1.0	12.8
Corporate and other	(0.2)	(6.1)	(69.3)
Total Adjusted EBITDA	$8.4	$47.4	43.4%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended March 31, 2010

Income (loss) from continuing operations before taxes	$39.8	$4.6	$8.2	$16.7
Interest expense, net	16.4	7.7	4.6	8.2
Depreciation and amortization	18.6	14.7	17.7	12.6
Restructuring and other severance costs	0.1	2.0	—	—
Systems/organization establishment expenses	0.4	0.2	0.2	0.1
Acquisition and disposal costs	0.1	—	—	—
Foreign exchange (gain) loss, net	(1.0)	0.1	—	(0.6)
Other	(0.6)	0.2	—	—
Total Adjusted EBITDA	$73.8	$29.5	$30.7	$37.0

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended March 31, 2010

Income (loss) from continuing operations before taxes	$4.5	$(19.6)	$54.2
Interest expense, net	2.5	2.4	41.8
Depreciation and amortization	2.1	1.2	66.9
Restructuring and other severance costs	—	0.1	2.2
Systems/organization establishment expenses	—	—	0.9
Acquisition and disposal costs	—	0.1	0.2
Foreign exchange (gain) loss, net	—	1.2	(0.3)
Other	—	(0.5)	(0.9)
Total Adjusted EBITDA	$9.1	$(15.1)	$165.0

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended March 31, 2009

Income (loss) from continuing operations before taxes	$13.2	$(5.4)	$(7.4)	$(6.8)
Interest expense, net	14.8	7.2	9.8	8.0
Depreciation and amortization	18.8	15.1	17.9	11.9
Restructuring and other severance costs	1.6	2.9	0.1	3.1
Systems/organization establishment expenses	0.3	0.5	1.1	0.1
Loss (gain) on early extinguishment of debt, net	0.4	—	—	0.3
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange loss, net	0.7	—	—	1.2
Other	0.4	0.3	—	—
Total Adjusted EBITDA	$50.3	$20.6	$21.5	$17.8

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended March 31, 2009

Income (loss) from continuing operations before taxes	$2.8	$(19.9)	$(23.5)
Interest expense, net	2.3	7.2	49.3
Depreciation and amortization	2.7	1.7	68.1
Restructuring and other severance costs	—	0.1	7.8
Systems/organization establishment expenses	—	0.1	2.1
Loss (gain) on early extinguishment of debt, net	—	(2.9)	(2.2)
Loss on sale of assets and other	—	—	0.1
Foreign exchange loss, net	—	3.7	5.6
Other	—	1.2	1.9
Total Adjusted EBITDA	$7.8	$(8.8)	$109.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended
	March 31,
	2010	2009
Net income (loss) attributable to Rockwood Holdings, Inc.	$36.9	$(1.5)
Net loss attributable to noncontrolling interest	(0.2)	(3.0)
Net income (loss)	36.7	(4.5)
Income tax provision (benefit)	17.5	(16.7)
Income from discontinued operations, net of tax	—	(2.3)
Income (loss) from continuing operations before taxes	54.2	(23.5)
Interest expense, net	41.8	49.3
Depreciation and amortization	66.9	68.1
Restructuring and other severance costs	2.2	7.8
Systems/organization establishment expenses	0.9	2.1
Acquisition and disposal costs	0.2	—
Gain on early extinguishment of debt	—	(2.2)
Loss on sale of assets and other	—	0.1
Foreign exchange (gain) loss, net	(0.3)	5.6
Other	(0.9)	1.9
Total Adjusted EBITDA	$165.0	$109.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) /Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
	Net Income from Continuing	Diluted EPS	Net Loss from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$36.9	$0.48	$(3.8)	$(0.05)

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	1.2	0.02	6.1	0.08
Systems/organization establishment expenses	0.6	0.01	1.4	0.02
Mark-to-market swap loss	—	—	7.5	0.10
Other	—	—	1.5	0.02
Subtotal	1.8	0.03	16.5	0.22

Adjustments to income from continuing operations:
Mark-to-market swap gain	(1.2)	(0.02)	—	—
Foreign exchange gains on financing activities	(0.8)	(0.01)	(3.8)	(0.05)
Impact of tax rate changes	(0.2)	—	—	—
Tax allocation from other comprehensive income	—	—	(8.2)	(0.11)
Gain on early extinguishment of debt	—	—	(2.5)	(0.03)
Other	(0.5)	(0.01)	—	—
Subtotal	(2.7)	(0.04)	(14.5)	(0.19)

Total adjustments (a)	(0.9)	(0.01)	2.0	0.03

As adjusted	$36.0	$0.47	$(1.8)	$(0.02)

Weighted average number of diluted shares outstanding		77,058		74,064

(a) The tax effects of the adjustments are $0.2 million and $20.7 million for the three months ended March 31, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.